EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 30th day of August, 1996 by and among Offshore Energy Development Corporation, a Delaware corporation ("Offshore Delaware"), Offshore Energy Development Corporation, a Texas corporation ("Offshore Texas"), OEDC, Inc., a Texas corporation ("OEDC"), Natural Gas Partners, L.P., a Delaware limited partnership ("NGP"), NGP-OEDC Holdings, L.P., a Texas limited partnership ("Holdings"), David B. Strassner ("Strassner"), Douglas H. Kiesewetter ("Kiesewetter"), R. Keith Anderson ("Anderson"), Matthew T. Bradshaw, Taft and Nancy Bradshaw, R. Gamble Baldwin ("Baldwin"), David R. Albin ("Albin"), Donald Shore, trustee of the Albin Income Trust (the "Albin Trust"), John S. Foster ("Foster"), Kenneth A. Hersh ("Hersh"), Bruce B. Selkirk, III ("Selkirk"), John
C. Goff ("Goff") and Agnes Denise Darraugh ("Darraugh").

                                 R E C I T A L S

        WHEREAS, NGP is the owner of all of the issued and outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"), of OEDC (which consists of 6,000 shares), and Strassner, Kiesewetter, Anderson, Matthew
T. Bradshaw and Taft and Nancy Bradshaw (collectively, the "Class B Shareholders") are the owners of all of the issued and outstanding shares of Class B Common Stock, par value $.01 per share (the "Class B Stock"), of OEDC (which consists of 6,000 shares), and the shares of Class A Stock and Class B Stock held by NGP and the Class B Shareholders, respectively, constitute all of the issued and outstanding capital stock of OEDC; and

        WHEREAS, OEDC is the sole General Partner, owning a one percent general partner interest, of OEDC Partners, L.P., a Texas limited partnership (the "Partnership"); and

        WHEREAS, NGP, Baldwin, Albin, the Albin Trust, Foster, Hersh, Selkirk, Goff and Darraugh (collectively, the "Unitholders"), in the aggregate, own 99,000 Common Units representing limited partner interests in the Partnership (the "Common Units"); and

        WHEREAS, Offshore Texas owns 99,000 Common Units, being all of the Common Units not owned by the Unitholders; and

        WHEREAS, NGP, the Class B Shareholders, the Unitholders and Offshore Texas desire to consolidate in Offshore Delaware their interests in OEDC and the Partnership by means of the Exchange (as defined herein) and the Merger (as defined herein) (the Exchange, the Merger are and the Redemption (as defined herein) are referred to collectively herein as the "Reorganization"); and

        WHEREAS, Holdings is the owner of all of the Preference Units (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 31, 1995 (the "Partnership Agreement")); and

        WHEREAS, Offshore Delaware desires to cause the Preference Units to be redeemed and Holdings desires to receive cash in redemption of the Preference Units; and

        WHEREAS, the parties hereto intend that Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"), will apply to the Exchange and that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

        1.1 EXCHANGE OF CLASS A STOCK. At the Closing, (as defined in Section 5.2), NGP shall transfer to Offshore Delaware all of the shares of Class A Stock held by it. Such transfer shall be effected by delivery to Offshore Delaware of the certificate or certificates representing such shares, together with a duly executed Transfer Letter (as defined below). In exchange for such transfer, at the Closing, Offshore Delaware shall issue to NGP 8.25 shares of Offshore Delaware's Common Stock, par value $.01 per share (the "Offshore Delaware Common Stock"), for each share of Class A Stock transferred to Offshore Delaware. Offshore Delaware shall cause a certificate or certificates representing the shares of Offshore Delaware Common Stock issued to NGP pursuant to this Section
1.1 to be delivered at the Closing. The transactions contemplated by this
Section 1.1 and Sections 1.2 and 1.3 are referred to collectively herein as the "Exchange." As used herein, "Transfer Letter" means a letter pursuant to which a person transferring securities to Offshore Delaware pursuant hereto transfers such securities and makes certain customary ownership and securities law representations and warranties to Offshore Delaware and Offshore Delaware represents to such transferring person that the shares of Offshore Delaware Common Stock being issued to such person are duly authorized and validly issued.

        1.2 EXCHANGE OF CLASS B STOCK. At the Closing, each of the Class B Shareholders shall transfer to Offshore Delaware all of the shares of Class B Stock held by such Class B Shareholder. Such transfer shall be effected by delivery to Offshore Delaware of the certificate or certificates representing such shares, together with a duly executed Transfer Letter. In exchange for such transfer, at the Closing, Offshore Delaware shall issue to each Class B Shareholder 8.25 shares of Offshore Delaware Common Stock for each share of Class B Stock transferred to Offshore Delaware. Offshore Delaware shall cause certificates representing the shares of Offshore Delaware Common Stock issued to the Class B Shareholders pursuant to this Section 1.2 to be delivered at the Closing.

        1.3 EXCHANGE OF COMMON UNITS. At the Closing, each of the Unitholders shall transfer to Offshore Delaware all of the Common Units held by such Unitholder. Such transfer shall be effected by delivery to Offshore Delaware of a duly executed Transfer Letter. In exchange for such transfer, at the Closing, Offshore Delaware shall issue to each Unitholder 25 shares of Offshore Delaware Common Stock for each Common Unit transferred to Offshore Delaware. Offshore Delaware shall cause certificates representing the shares of Offshore Delaware Common Stock issued to the Unitholders pursuant to this Section 1.3 to be delivered at the Closing.

                                   ARTICLE II

                                   THE MERGER

        2.1 THE MERGER. On the Closing Date (as defined in Section 5.2 and contemporaneously with the consummation of the Exchange), Offshore Texas shall be merged (the "Merger") with and into Offshore Delaware on the terms and subject to the conditions set forth in the Plan of Merger by and between Offshore Texas and Offshore Delaware, as amended by an Amendment to Plan of Merger dated August 30, 1996 (the "Plan of Merger"). A copy of the Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference.

                                   ARTICLE III

                         REDEMPTION OF PREFERENCE UNITS

        3.1 REDEMPTION OF PREFERENCE UNITS. At the Closing, Offshore Delaware shall cause the Partnership (i) to make distributions to Holdings in the amount of $12,000,000 in redemption of all outstanding Preference Units and in early satisfaction in full of the Partnership's obligations under Section 2.2(e) of the Partnership Agreement and (ii) to pay to Holdings the amount of all accrued but unpaid Preference Payments (as defined in the Partnership Agreement) as of the Closing Date, calculated pursuant to Section 4.3(b) of the Partnership Agreement (the "Redemption"). Holdings agrees to accept such amounts as redemption for the Preference Units.



                                   ARTICLE IV

                        CONDITIONS TO THE REORGANIZATION

        4.1 CONDITIONS TO THE REORGANIZATION. The obligations of the parties hereto to consummate the Reorganization are subject to the satisfaction on or before the Closing Date of the following conditions:

               (a) Offshore Delaware shall contemporaneously with the Closing complete a registered, underwritten public offering of Offshore Delaware Common Stock on terms satisfactory to Offshore Delaware in its sole discretion (the "Offering"); and

               (b) To the extent that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") is applicable to the transactions contemplated herein, all waiting periods (and any extensions thereof) applicable to this Agreement and the proposed transactions under the HSR Act shall have expired or been terminated.

                                   ARTICLE V

                                  MISCELLANEOUS

        5.1 CONSENT OF OEDC. OEDC hereby consents to the transactions contemplated hereby pursuant to which Offshore Delaware will become the owner of all of the Common Units and to the substitution of Offshore Delaware as a Limited Partner (as defined in the Partnership Agreement) of the Partnership in accordance with Section 9.2 of the Partnership Agreement.

        5.2 CLOSING. The closing of the Reorganization (the "Closing") shall occur on the date and at the time and place as the closing of the Offering occurs, and the date on which the Closing occurs shall be the "Closing Date."

        5.3 CERTAIN REPRESENTATIONS. Except as otherwise provided in this
Section 5.3, NGP, each of the Class B Shareholders, and each of the Unitholders represent and warrant that they have no plan or intention to sell, transfer or otherwise dispose of the shares of Offshore Delaware Common Stock received by them in the Reorganization. Except as otherwise provided in this Section 5.3, to the best knowledge of the management of Offshore Texas, there is no plan or intention on the part of the shareholders of Offshore Texas to sell, transfer or otherwise dispose of the shares of Offshore Delaware Common Stock received by them in the Reorganization. Notwithstanding the foregoing, the parties hereto acknowledge that NGP, certain of the Class B Shareholders and certain of the shareholders of Offshore Texas intend to sell shares of Offshore Delaware Common Stock received by them in the Reorganization in the Offering, but that such shares will be less than 20% of the total number of shares of Offshore Delaware Common Stock issued to them in the Reorganization.

        5.4 LOCK-UP AGREEMENTS. NGP and the parties to this Agreement who, following the consummation of the Reorganization, will be officers or directors of Offshore Delaware agree to execute an agreement in form and substance satisfactory to the underwriters of the Offering pursuant to which such persons will be prohibited from selling, transferring or otherwise disposing of shares of Offshore Delaware Common Stock for a period of 180 days following the consummation of the Offering.

        5.5 TERMINATION. This Agreement may be terminated at any time by the mutual consent in writing of all of the parties hereto or by any such party if the Reorganization shall not have been consummated by December 31, 1996.

        5.6 MODIFICATION OR AMENDMENT. Subject to applicable law, at any time prior to the Closing, this Agreement may be modified or amended by the mutual consent in writing of all of the parties hereto.

        5.7 WAIVER OF CONDITIONS. The conditions to the parties' obligations to consummate the Reorganization may be waived in whole or in part, to the extent permitted by applicable law, by the mutual consent in writing of all of the parties hereto.

        5.8 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        5.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                            OFFSHORE ENERGY DEVELOPMENT
                                               CORPORATION (DELAWARE)



                                            BY: /s/ DOUGLAS H. KIESEWTTER
                                                   Douglas H. Kiesewetter
                                                   Executive Vice President

                                            OFFSHORE ENERGY DEVELOPMENT
                                               CORPORATION (TEXAS)



                                            BY: /s/ DOUGLAS H. KIESEWETTER
                                                   Douglas H. Kiesewetter
                                                   Executive Vice President

                                            OEDC, INC.



                                            BY: /s/ DOUGLAS H. KIESEWETTER
                                                   Douglas H. Kiesewetter
                                                   Executive Vice President

                                            NATURAL GAS PARTNERS, L.P.
                                            By: G.F.W. Energy, L.P., its general
                                            partner



                                            BY: /s/ DAVID R. ALBIN
                                                   David R. Albin
                                                   Authorized Representative


                                            NGP-OEDC HOLDINGS, L.P.
                                            BY:  Natural  Gas  Partners, L.P.,
                                                 its  general partner

                                            BY:  G.F.W. Energy, L.P., its
                                                 general partner



                                            BT: /s/ DAVID R. ALBIN
                                                   David R. Albin
                                                   Authorized Representative



                                                /s/ DAVID B. STRASSNER
                                                   DAVID B. STRASSNER



                                                /s/ DOUGLAS H. KIESEWETTER
                                                   DOUGLAS H. KIESEWETTER



                                               /s/ R. KEITH ANDERSON
                                                   R. KEITH ANDERSON



                                               /s/ MATTHEW T. BRADSHAW
                                                   MATTHEW T. BRADSHAW

                                            TAFT AND NANCY BRADSHAW



                                                /s/ TAFT BRADSHAW
                                                    Taft Bradshaw



                                                /s/ NANCY BRADSHAW
                                                    Nancy Bradshaw




                                            R. GAMBLE BALDWIN
                                            DAVID R. ALBIN
                                            DONALD SHORE, TRUSTEE OF THE
                                            ALBIN INCOME TRUST
                                            JOHN S. FOSTER
                                            KENNETH A. HERSH
                                            BRUCE B. SELKIRK, III
                                            JOHN C. GOFF
                                            AGNES DENISE DARRAUGH
                                            By: Natural Gas Partners, L.P.,
                                                attorney-in-fact
                                            By: G.F.W. Energy, L.P., its general
                                                partner

                                            BY: /s/ DAVID R. ALBIN
                                                    David R. Albin
                                                    Authorized Representative

                                    EXHIBIT A

                                 PLAN OF MERGER

        This Plan of Merger ("Plan") is by and between Offshore Energy Development Corporation, a Texas corporation ("Offshore Texas"), and Offshore Energy Development Corporation, a Delaware corporation ("Offshore Delaware"). Offshore Texas and Offshore Delaware are sometimes referred to together herein as the "Constituent Corporations."

                                    ARTICLE I

                      THE MERGER; THE SURVIVING CORPORATION

        1.1 THE MERGER. Subject to the terms and conditions of this Plan, at the Effective Time (as defined in Section 1.4), Offshore Texas shall be merged with and into Offshore Delaware (the "Merger"), and the separate corporate existence of Offshore Texas shall thereupon cease. Offshore Delaware shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the General Corporation Law of the State of Delaware (the "DGCL") and the separate corporate existence of Offshore Delaware, with all the rights, privileges, powers and franchises of each of the Constituent Corporations, shall continue unaffected by the Merger. The Merger shall have the effects specified in the Texas Business Corporation Act (the "TBCA") and the DGCL.

        1.2 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Certificate of Incorporation and the Bylaws of Offshore Delaware in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

        1.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Offshore Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

        1.4 CLOSING; EFFECTIVE TIME. Subject to Article III of this Plan, the closing of the Merger (the "Closing") shall take place on such date and at such time and place as the parties hereto may agree. The date on which the Closing occurs shall be the "Closing Date." On the Closing Date, Offshore Texas and Offshore Delaware shall cause a Certificate or Articles of Merger to be properly executed and filed with the Secretaries of State of the States of Delaware and Texas in accordance with the DGCL and the TBCA. The Merger shall be effective at such time (the "Effective Time")


as the Certificate or Articles of Merger have been duly filed with the Secretaries of State of the States of Delaware and Texas.

        1.5 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, bills of sale, assignments or assurances or any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out the purposes of this Plan, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such actions and things as may be necessary, desirable or proper to vest, perfect or confirm any and all right, title and interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Plan.

                                   ARTICLE II

                      CONVERSION OR CANCELLATION OF SHARES

        2.1 OFFSHORE TEXAS COMMON STOCK. At the Effective Time, each share of common stock, no par value, of Offshore Texas (the "Offshore Texas Common Stock") outstanding immediately prior to the Effective Time (other than shares then held in the treasury of Offshore Texas, which shall be canceled and retired without any payment therefor, and shares with respect to which statutory dissenters' rights have been exercised) shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive 165 shares of common stock, par value $.01 per share, of Offshore Delaware (the "Offshore Delaware Common Stock"). All shares of Offshore Texas Common Stock that are so converted into the right to receive shares of Offshore Delaware Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares (an "Offshore Texas Certificate") shall thereafter cease to have any rights with respect to such shares except the right to receive shares of Offshore Delaware Common Stock pursuant to this Section 2.1 upon surrender of such Offshore Texas Certificate in accordance with Section 2.3.

        2.2 OFFSHORE DELAWARE COMMON STOCK. At the Effective Time, each share of Offshore Delaware Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and unchanged.

                                       -2-

        2.3 EXCHANGE OF OFFSHORE TEXAS COMMON STOCK FOR OFFSHORE DELAWARE COMMON STOCK. At or following the Effective Time, each holder of an Offshore Texas Certificate (other than holders of Offshore Texas Certificates representing shares held in the treasury of Offshore Texas or shares as to which statutory dissenters' rights have been exercised) shall deliver to the Surviving Corporation at the Closing or at the Surviving Corporation's principal executive offices, such Offshore Texas Certificate and a duly executed letter of transmittal containing certain customary representations and warranties for use in effecting the surrender of the Offshore Texas Certificate. Upon receipt of an Offshore Texas Certificate and a duly executed letter of transmittal, the Surviving Corporation shall issue to the record holder of the shares of Offshore Texas Common Stock formerly represented by such Offshore Texas Certificate a certificate representing the number of shares of Offshore Delaware Common Stock into the right to receive which the shares of Offshore Texas Common Stock represented by such Offshore Texas Certificate shall have been converted pursuant to Section 2.1. Any Offshore Texas Certificate so surrendered to the Surviving Corporation shall forthwith be canceled. A holder of shares of Offshore Texas Common Stock whose Offshore Texas Certificate or Certificates have been lost or destroyed may nevertheless receive the shares of Offshore Delaware Common Stock into the right to receive which the shares of Offshore Texas Common Stock represented by such Offshore Texas Certificate or Certificates shall have been converted pursuant to Section 2.1, provided that such holder delivers to the Surviving Corporation a statement certifying such loss or destruction and providing for reasonably satisfactory indemnification of the Surviving Corporation against any loss or expense it may incur as a result of such lost or destroyed Offshore Texas Certificate being thereafter surrendered to the Surviving Corporation. After the Effective Time and until surrendered in accordance with the provisions of this Section 2.3, each Offshore Texas Certificate (other than Offshore Texas Certificates representing shares held in the treasury of Offshore Texas or shares with respect to which statutory dissenters' rights have been exercised) shall represent, for all purposes, only the right to receive shares of Offshore Delaware Common Stock pursuant to
Section 2.1.

        2.4 DISSENTING SHARES. If required by the TBCA, but only to the extent so required, shares of Offshore Texas Common Stock that are outstanding immediately prior to the Effective Time and that are held by holders who have properly exercised dissenters' rights with respect thereto in accordance with the TBCA will not be converted into the right to receive shares of Offshore Delaware Common Stock in accordance with Section 2.1, and holders of such shares shall be entitled to receive payments therefor as prescribed by the TBCA unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to such payment under the TBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses his or her rights to such payment, such shares of Offshore Texas Common Stock will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive shares of Offshore Delaware Common Stock in accordance with
Section 2.1.

                                       -3-

        2.5 OPTIONS. Any options to purchase Offshore Texas Common Stock issued by Offshore Texas that remain unexercised at the Effective Time shall be converted into options to purchase the number of shares of Offshore Delaware Common Stock into which the shares of Offshore Texas Common Stock issuable on the exercise of such options would have been converted pursuant to Section 2.1 hereof had such options been exercised immediately prior to the Effective Time, and the exercise price of such options shall be appropriately adjusted to reflect the rate of conversion of shares of Offshore Texas Common Stock into Offshore Delaware Common Stock set forth in Section 2.1.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

        3.1 CONDITIONS TO CLOSING. The consummation of the Merger shall be subject to fulfillment at or prior to the Effective Time of the following conditions:

               (a) This Plan shall have been approved by the shareholders of Offshore Texas in accordance with the TBCA and the Articles of Incorporation and Bylaws of Offshore Texas;

               (b) This Plan shall have been approved by the stockholders of Offshore Delaware in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Offshore Delaware;

               (c) All consents or approvals from any person or entity required to permit the consummation of the Merger shall have been obtained;

               (d) Offshore Delaware, the shareholders of OEDC, Inc., a Texas corporation ("OEDC"), and the partners (other than Offshore Texas) of OEDC Partners, L.P., a Texas limited partnership (the "Partnership"), shall have entered into a definitive Agreement and Plan of Reorganization (the "Reorganization Agreement") which shall incorporate this Plan and pursuant to which Offshore Delaware shall become the owner, directly or indirectly, of all of the common equity of OEDC and the Partnership, and the shareholders of OEDC and the partners (other than Offshore Texas and OEDC) of the Partnership shall become stockholders of Offshore Delaware;

               (e) Offshore Delaware shall have completed a registered, underwritten public offering of Offshore Delaware Common Stock, on terms satisfactory to it in its sole discretion, contemporaneously with the Effective Time; and
                                       -4-

                (f) Such conditions as may be set forth in the Reorganization Agreement shall have been fulfilled.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 TERMINATION. This Plan may be abandoned at any time prior to the Effective Time, regardless of whether a vote by the shareholders of Offshore Texas or the stockholders of Offshore Delaware on this Plan has occurred, by the mutual consent in writing of Offshore Texas and Offshore Delaware by action of their respective boards of directors.

        4.2 AMENDMENT; WAIVER. To the extent permitted by law, this Plan may be amended, and the conditions to the consummation of the Merger contained herein, other than the conditions contained in Sections 3.1(d) and 3.1(e), may be waived, at any time prior to the Effective Time, by the mutual consent in writing of Offshore Texas and Offshore Delaware by action of their respective boards of directors.

                                       -5-
                           AMENDMENT TO PLAN OF MERGER

        This Amendment to Plan of Merger ("Amendment") is by and between Offshore Energy Development Corporation, a Texas corporation ("Offshore Texas"), and Offshore Energy Development Corporation, a Delaware corporation ("Offshore Delaware"). Reference is made to the Plan of Merger (the "Plan") previously approved by the Boards of Directors of Offshore Texas and Offshore Delaware providing for the merger of Offshore Texas with and into Offshore Delaware.

        The Plan is hereby amended by replacing the first sentence of Section
2.1 of the Plan with the following:

        At the Effective Time, each share of common stock, no par value, of Offshore Texas (the "Offshore Texas Common Stock") outstanding immediately prior to the Effective Time (other than shares then held in the treasury of Offshore Texas, which shall be canceled and retired without any payment therefor, and shares with respect to which statutory dissenters' rights have been exercised) shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive 166 shares of common stock, par value $.01 per share, of Offshore Delaware (the "Offshore Delaware Common Stock").

        In witness of the approval of such amendment by the respective Boards of Directors of Offshore Texas and Offshore Delaware, Offshore Texas and Offshore Delaware have caused this Amendment to be executed as of the 30th day of August, 1996.

                                            OFFSHORE ENERGY DEVELOPMENT
                                               CORPORATION (Texas)

                                      By:   /s/ DOUGLAS H. KIESEWETTER
                                      Name:     Douglas H. Kiesewetter
                                      Title:    Executive Vice President

                                            OFFSHORE ENERGY DEVELOPMENT
                                               CORPORATION (Delaware)

                                      By:   /s/ DOUGLAS H. KIESEWETTER
                                      Name:     Douglas H. Kiesewetter
                                      Title:    Executive Vice President